                                                                   Exhibit 10.14

                       [GRAPHIC OMITTED - TWENTY RUPEES]

                                                           ICICI LIMITED
                                                           ICICI TOWERS
                                                           BANDRA KURLA COMPLEX
                                                           MUMBAI 400051 (INDIA)

                     CORPORATE RUPEE LOAN FACILITY AGREEMENT

THIS FACILITY AGREEMENT made this 21st day of February, Two Thousand between WIPRO FINANCE LIMITED, a public company within the meaning of the Companies Act, 1956 and having its Registered Office at Wipro Centre, 5, Papanna Street, St. Mark's Road, Bangalore 560 001 (the "Company", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns) of the ONE PART

                                       AND

ICICI LIMITED, a public company incorporated under the Indian Companies Act, 1913 and having its Registered Office at ICICI Towers, Bandra Kurla Complex, Bandra (East), Mumbai 400051 and a Zonal Office at "Raheja Towers", East Wing, II Floor, 26-27, M.G. Road, Bangalore 560 001 ("ICICI", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the OTHER PART.

                                    ARTICLE I

                                   DEFINITIONS

1.1 In the Facility Agreement and the General Conditions, unless there is anything repugnant to the subject or context thereof, the expressions listed below shall have the following meanings viz.:

(a)      "Due Date" means, in respect of -

         i) an instalment of principal amount of the Facility - the date on which the instalment falls due as stipulated in Schedule I hereof;

         ii) interest - the date on which interest falls due as stipulated in Section 2.2 hereof;

         iii) any other amount payable under the Facility Agreement - the date on which such amount falls due in terms of the Facility Agreement.

         or such other dates on which any amounts including principal, interest or other monies, fall due in terms of the Facility Agreement.

(b) "Facility" - shall have the meaning ascribed thereto in Section 2.1 hereof.

(c) `General Conditions' means the GENERAL CONDITIONS GC-C-99 APPLICABLE TO FACILITIES PROVIDED BY ICICI. The Facility hereby agreed to be provided by ICICI shall be subject to the Company complying with the terms and conditions set out herein and also in the General Conditions, which is annexed hereto. The General Conditions shall be deemed to form part of the Facility Agreement and shall be read as if they are specifically incorporated herein.

         PROVIDED HOWEVER the General Conditions shall in their application to the Facility Agreement stand modified as follows:

         A.       Section 3.3 - Interest - Clause (iv) stands deleted;

         B. Section 8.3 B (i) - Appointment of Whole - Time Director(s) stands deleted;

         C. Section 6.4 - Appointment of Nominee Director stands renumbered as Section 8.3 B (i);

         D. Section 3.8 - Reimbursement of Expenses - Clause (i) - The words "6.4(ii)" stand substituted with the words "Section 8.3B(i)(A)(c) & (B)";

         E.       Section 6.2(f) - Insurance - Stands deleted

         F. Section 4 - Representations and Warranties - Clause (u) - Encumbrances stands deleted;

         G. Section 8.3 - Consequences of Default and Remedies - Clause A Sub clauses (i) and (ii) are modified as follows:

                  (i) to transfer all or any part of the shares of Wipro Limited comprised within the security created in favour of ICICI by way of sale or otherwise."

         H. Section 4 - Representations and Warranties - Clause (n) - Insurances stands deleted;

         I. Section 8.1 - Events of Default - Clause (e) - Inadequate Security and Insurance - stands deleted.

(d) "Long Term Prime Rate" or "LTPR" means the percentage rate per annum decided by ICICI from time to time as applicable to long term rupee loans (excluding interest tax or other statutory levy) as notified by ICICI from time to time.

(e) "Security Cover" means the ratio of the aggregate market value of the shares pledged to ICICI in terms of the Facility Agreement, to the Facility.

All capitalised terms used but not defined in the Facility Agreement shall have the respective meanings assigned to them under the General Conditions.

                                   ARTICLE II

                          AMOUNT AND TERMS OF FACILITY

2.1      AMOUNT

The Company agrees to borrow from ICICI and ICICI agrees to lend to the Company, on the terms and conditions contained herein as also in the General Conditions, for the purpose of meeting a part of the Company's requirement of funds for the year 1999-2000 (the "Purpose") a Rupee term loan not exceeding Rs. 150.0 million (the "Facility").

2.2      INTEREST

i) The company shall pay to ICICI on the 15th of every month, interest on the loan outstanding from time to time at ICICI Long Term Prime Rate
         (LTPR) prevailing on the date of disbursement of the Loan + 1.25% p.a. + applicable interest tax or other statutory levy, if any.

ii) ICICI may, at its sole discretion, charge interest on the Facility at the weighted average rate of interest on the disbursements made out of the Facility. For the purpose of this clause "weighted average rate" means the weighted mean of the rates of interest applicable to the Facility.

2.3      COMPUTATION OF INTEREST AND OTHER CHARGES

Interest and all other charges shall accrue from day to day and shall be computed on the basis of 365 days year and the actual number of days elapsed.

2.4      FRONT END FEE

The Company confirms having paid to ICICI, non-refundable Front End Fee of 0.5% of the Facility.

2.5      DRAWDOWN SCHEDULE

The Company shall provide to ICICI on or before signing of the Facility Agreement an irrevocable draw down schedule in writing for the entire Facility, disbursements pursuant to which shall however be subject to the provisions of
Section 3.1 of the General Conditions.

2.6      NOTICE OF DRAWAL

The Company shall furnish to ICICI an irrevocable notice of drawal not more than 45 nor less than 30 Business Days before each draw down date, which draw down date should be a Business Day.

2.7      LAST DATE OF DRAWAL

Unless ICICI otherwise agrees, the right to make drawals from the Facility shall cease on MARCH 31, 2000.

2.8      REPAYMENT

a) The Company undertakes to repay the principal amounts of the Facility in accordance with the repayment schedule set forth in Schedule I hereto.

b) If, for any reason, the amount finally disbursed by ICICI out of the Facility is less than the amount of the Facility, the instalments of repayment of the Facility shall stand reduced proportionately but shall be payable on the same dates as specified in the repayment schedule set forth in Schedule I hereto.

                                  ARTICLE III

                                    SECURITY

3.1      SECURITY FOR THE FACILITY

The Facility together with all interest, liquidated damages, premia on prepayment if any, costs, charges, expenses and other monies whatsoever stipulated in or payable under the Facility Agreement shall be secured by Pledge of such number of equity shares of Wipro Limited held by Shri Azim H. Premji, so that the value of the shares so pledged computed on the basis of the lower of last 6 months average closing price/the previous day's closing price of the shares on the Bombay Stock Exchange on the date of pledge is 2.0 times the Facility. The company shall also undertake to provide such additional equity shares of Wipro Limited as pledge, in the event the coverage of the Facility computed on the basis of the lower of last 6 months average closing price/the previous day's closing price of the shares on the Bombay Stock Exchange fall below 1.5 times at any point of time, to as to maintain a coverage of at least
2.0 times of the Facility.

Provided that in the event the coverage of the Facility computed on the basis of the lower of last 6 months average closing price/the previous day's closing price of the shares on the Bombay Stock Exchange exceeds 2.5 times at any point of time, ICICI shall release such equity shares pledged, so as to maintain a coverage of 2.0 times of the Facility.

3.2      CREATION OF ADDITIONAL SECURITY

If, at any time during the subsistence of the Facility Agreement, ICICI is of the opinion that the security provided for the Facility has become inadequate to cover the Facility then outstanding, then, on ICICI advising the Company to that effect, the Company shall procure, provide and furnish to ICICI, to the satisfaction of ICICI such additional security including, but not by way of limitation, a pledge of such additional equity shares of Wipro Limited so as to meet the minimum requirements as to Security Cover in terms of the Facility Agreement, as may be acceptable to ICICI to cover such deficiency.

                                   ARTICLE IV

                               SPECIAL CONDITIONS

The Facility hereby granted shall also be subject to the Company complying with the special conditions set out in Schedule II hereto.

                                    ARTICLE V

                      EFFECTIVE DATE OF FACILITY AGREEMENT

The Facility Agreement shall become binding on the Company and ICICI on and from the date first above written. It shall be in full force and effect till all the monies due and payable by the Company under the Facility Agreement are fully paid off to the satisfaction of ICICI.

                                  SCHEDULE - I

                               REPAYMENT SCHEDULE

The Company shall repay each Tranche of the Facility in 12 (twelve) monthly instalments commencing from August 15, 2002 and ending on July 15, 2003.

                                 SCHEDULE - II

                               SPECIAL CONDITIONS

(a)      SPECIAL BANK ACCOUNT

The Company shall:

i) keep the drawals from the Facility in special accounts in the name of the Company with ICICI Banking Corporation Limited or such other scheduled bank as may be approved by ICICI, the payments from which account shall be subject to verification by any person authorised in this behalf by ICICI. The Company shall also obtain and furnish to ICICI a letter (in a form approved by ICICI) from the said bank forgoing its right of set-off or lien in respect of such account.

ii) keep such records as may be required by ICICI to facilitate verification of the entries in the said account. The Company shall also authorise the said bank to furnish to ICICI, as and when required by it, certified true copy of the said account with details for verification by ICICI, at the expense of the Company.

iii) not transfer the Facility or any portion thereof from the said account for being kept in call or any deposit in any bank without obtaining the approval of ICICI.

(b)      SECURITY COVER

Unless otherwise permitted by ICICI, the Company shall maintain a minimum Security Cover of 1.5 times during the currency of the Facility.

IN WITNESS WHEREOF the Company and ICICI have caused the Facility Agreement to be executed in duplicate on the day, month and year first hereinabove written as hereinafter appearing.

THE COMMON SEAL of WIPRO FINANCE LIMITED has pursuant to the Resolution of its Board of Directors passed in that behalf on the 21st day of February, 2000, hereunto been affixed in the presence of Shri P.V. Srinivasan Director and
________________________ who
have signed these presents in token
thereof and Shri T.R. Ranchandran
authorized person who has countersigned
the same in token thereof.

SIGNED AND DELIVERED by the withinnamed
ICICI LIMITED by the hand of Shri K.V.
Unni, its authorised official.

                           GENERAL CONDITIONS GC-C-99

               APPLICABLE TO FACILITIES PROVIDED BY ICICI LIMITED

                                    ARTICLE I

                                  APPLICABILITY

The General Conditions (the "General Conditions") set out herein shall, if the Facility Agreement so provides, be applicable to Facilities provided by ICICI.

If there is any inconsistency between the General Conditions and the Facility Agreement, the Facility Agreement will prevail.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

SECTION 2.1 - DEFINITIONS

In the Facility Agreement and the General Conditions, unless there is anything repugnant to the subject or context thereof, the expressions listed below shall have the following meanings viz.:

1. "Business Day" means a day on which the Zonal/Regional Office of ICICI described in the Facility Agreement, or such other office as may be notified by ICICI to the Company, is open for normal business transactions.

2. "Credit Application" means the application/request for credit facility made by the Company to ICICI and all information, particulars and clarifications furnished by the Company to ICICI from time to time in respect thereof.

3.       "Event of Default" means any of the Events of Default specified in
         Section 8.1 hereof.

4. "Facility Agreement" means the particular facility agreement entered into between the Company and ICICI in respect of the Facility and includes the General Conditions as applied thereto, and all schedules and amendments to such Facility Agreement. Unless the term 'General Conditions' is used separately, the term 'Facility Agreement', wherever used in the Facility Agreement or the General Conditions, shall be deemed to refer to the Facility Agreement read together with and including the General Conditions.

5. "Foreign Lending Agency" means the foreign lending agency if any, described in the Facility Agreement.

6. "Indebtedness" means any indebtedness whatsoever of the Company at any time for or in respect of monies borrowed, contracted or raised (whether or not for cash consideration) or liabilities contracted by whatever means (including under guarantees, indemnities, acceptance, credits, deposits, hire-purchase and leasing).

7. "Intellectual Property" means all patents, trademarks, permits, service marks, brands, trade names, trade secrets, proprietary information and knowledge, technology, computer programs, databases, copyrights, licences, franchises, formulae, designs, rights of confidential information and all other intellectual property.

8. "Intellectual Property Rights" mean all rights, benefits, title or interest in or to any Intellectual Property, anywhere in the world (whether registered or not and including all applications for the same).

9. "Maximum Lending Rate" means the rate of interest per annum equivalent to 5.5% over the long term prime lending rate of ICICI for Rupee loans prevailing from time to time or such other rate of interest as may be specified by ICICI from time to time as its Maximum Lending Rate.

10. "Material Adverse Effect" means the effect or consequence of any event or circumstance which is or is likely to be:

         (a) adverse to the ability of the Company or any person to perform or comply with any of their respective obligations under the Facility Agreement or any Transaction Document in accordance with their respective terms; or

         (b) prejudicial to any of the businesses, operations or financial condition of the Company or its projects or of any person who is party to any Transaction Document.

11. "Purpose" - shall have the meaning ascribed thereto in Section 2.1 of the Facility Agreement.

12. "Tranche" - shall have the meaning ascribed thereto in Section 3.1 hereof.

13. "Transaction Documents" - include all agreements, instruments, undertakings, indentures, deeds, writings and other documents (whether financing, security or otherwise) executed or entered into, or to be executed or entered into, by the Company or as the case may be, any other person, in relation, or pertaining, to the transactions contemplated by, or under the Facility Agreement or any Transaction Document, and each such Transaction Document as amended from time to time.

All capitalised terms used but not defined in the General Conditions shall have the respective meanings assigned to them under the Facility Agreement.

SECTION 2.2 - CONSTRUCTION

In the Facility Agreement, unless the contrary intention appears:

(a)      a reference to:

         an "amendment" includes a supplement, modification, novation, replacement or re-enactment and "amended" is to be construed accordingly;

         "assets" include all properties whatsoever both present and future, (whether tangible, intangible or otherwise) (including Intellectual Property and Intellectual Property Rights), investments, cash-flows, revenues, rights, benefits, interests and title of every description;

         an "authorisation" includes an authorisation, consent, clearance, approval, permission, resolution, licence, exemption, filing and registration;

         "control" includes the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

         "encumbrance" includes a mortgage, charge, lien, pledge, hypothecation, security interest or any lien of any description whatsoever.

         "person" includes an individual, corporation, partnership, joint venture, association of persons, trust, unincorporated organisation, government (central, state or otherwise), sovereign state, or any agency, department, authority or political subdivision thereof, international organisation, agency or authority (in each case, whether or not having separate legal personality) and shall include their respective successors and assigns and in case of an individual shall include his legal representatives, administrators, executors and heirs and in case of a trust shall include the trustee or the trustees for the time being.

         "law" includes any constitution, statute, law, rule, regulation, ordinance, judgement, order, decree, authorisation, or any published directive, guideline, requirement or governmental restriction having the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, whether in effect as of the date of the Facility Agreement or thereafter and each as amended from time to time.

         "repayment" includes "redemption" and vice-versa and repaid, repayable, repay, redeemed, redeemable and redemption shall be construed accordingly.

(b) a reference to a Sub-clause, Section or a Schedule of the Facility Agreement or the General Conditions shall denote a reference to such Sub-clause, Section or Schedule as specified, of the Facility Agreement or the General Conditions;

(c)      the singular includes the plural (and vice versa);

(d) the index to and the headings in the Facility Agreement are inserted for convenience of reference only and are to be ignored in construing and interpreting the Facility Agreement;

(e) reference to the words "include" or "including" shall be construed without limitation;

(f) reference to a gender shall include references to the female, male and neuter genders;

(g) all approvals, permissions, consents or acceptance required from ICICI for any matter shall require the "prior", "written" approval, permission, consent or acceptance of ICICI;

(h) the words 'hereof', 'herein', and 'hereto' and words of similar import when used with reference to a specific Section or Sub-clause in, or Schedule to, the Facility Agreement or the General Conditions shall refer to such Section or Sub-clause in, or Schedule to, the Facility Agreement or as the case may be, the General Conditions, and when used otherwise than in connection with specific Sections, Sub-clauses or Schedules, shall refer to the Facility Agreement as a whole;

(i) in the event of any disagreement or dispute between ICICI and the Company regarding the materiality of any matter including of any event, occurrence, circumstance, change, fact, information, document, authorisation, proceeding, act, omission, claims, breach, default or otherwise, the opinion of ICICI as to the materiality of any of the foregoing shall be final and binding on the Company.

                                   ARTICLE III

               DISBURSEMENT, INTEREST, OTHER CHARGES AND REPAYMENT

SECTION 3.1 - TERMS OF DISBURSEMENT

Disbursements may be made by ICICI in one or more instalments (each a "Tranche") as may be decided by ICICI, subject to the Company complying with the provisions of the Facility Agreement. If the Facility is denominated in Rupees, all disbursements shall be by cheques/authorisations and if the Facility is denominated in foreign currencies, all disbursements shall be by authorisations. All the collection/remittance charges will be borne by the Company.

SECTION 3.2 - ADJUSTMENT OF OVERDUES

ICICI may at its sole discretion deduct from sums to be lent and advanced to the Company any monies then remaining due and payable by the Company to ICICI, whether under the Facility Agreement or otherwise.

SECTION 3.3 - INTEREST

i) The Company shall pay to ICICI interest on the principal amounts of the Facility in the manner and on the dates specified in the Facility Agreement.

ii) The Company shall pay to ICICI interest on all other monies payable to ICICI under the Facility Agreement, at the Maximum Lending Rate or at the applicable rate under the Facility Agreement, whichever is higher. Such interest shall also be paid on the dates specified in Sub-clause
         (i) above.

iii) All interest on the Facility and on all other monies accruing due under the Facility Agreement shall, in case the same be not paid on the respective Due Dates, carry further interest at the Maximum Lending Rate or at the applicable rate under the Facility Agreement, whichever is higher. Such interest will be computed from the respective Due Dates and shall become payable upon the footing of compound interest with monthly/quarterly/half-yearly/yearly rests as provided in the Facility Agreement and shall be payable on the dates specified in Sub-clause (i) above.

iv) The interest rates mentioned in Sub-clauses (i), (ii) and (iii) above shall until creation of final security for the Facility in accordance with the Facility Agreement be increased by the same percentage as provided in the Facility Agreement for disbursements made pending creation of full and final security in accordance with the Facility Agreement.

SECTION 3.4 - IMPOSTS, COSTS AND CHARGES

i) The Company shall, bear all interest tax as may be levied from time to time under the Interest Tax Act, 1974 and all other imposts, duties and taxes (of any description whatsoever) as may be levied from time to time by the Government or other authority pertaining to or in connection with the Facility.

ii) The Company shall pay all costs, charges (including legal fees, cost of investigation of title to the Company's assets and protection of ICICI's interest) and expenses in any way incurred by ICICI and such stamp duty, other duties, taxes, charges and penalties if and when the Company is required to pay according to the laws for the time being in force.

iii) In the event of the Company failing to pay the monies referred to in sub-clause (i) and (ii) above, ICICI will be at liberty (but shall not be obliged) to pay the same. The Company shall reimburse all sums paid by ICICI in accordance with the provisions contained herein.

iv) All payments by the Company under the Facility Agreement shall be made free and clear of and without any deduction, except to the extent that the Company is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Company, the Company shall pay such additional amounts as may be necessary to ensure that ICICI receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or other deduction. Provided that, all taxes required by law to be deducted by the Company from any amounts of interest paid or payable under the Facility Agreement shall be paid by the Company when due and the Company shall, within 30 days of the payment being made, deliver to ICICI evidence satisfactory to ICICI (including all relevant tax receipts in originals) that the payment has been duly remitted to the appropriate authority.

SECTION 3.5 - PREMATURE REPAYMENT

The Company shall not, without the approval of ICICI (which approval may be given subject to such terms and conditions as may be stipulated by ICICI including payment of prepayment premium), prepay the outstanding principal amounts of the Facility in full or in part, before the Due Dates.

SECTION 3.6 - DUE DATE OF PAYMENT

If the Due Date in respect of an instalment of the principal amount of the Facility, interest, front end fee or any other payment falls on a day which is not a Business Day at the place where the payment is to be made, the immediately preceding Business Day shall be the Due Date for such payment.

SECTION 3.7 - LIQUIDATED DAMAGES ON DEFAULTED AMOUNTS

In case of default in payment of instalment of principal amounts of the Facility, interest, front end fee and all other monies (except liquidated damages) on their respective Due Dates, the Company shall pay on the defaulted amounts, liquidated damages at the rate of 2.1% per annum for the period of default. Liquidated damages shall be payable in the manner, and on the Due Dates specified for payment of interest under the Facility Agreement.

SECTION 3.8 - REIMBURSEMENT OF EXPENSES

(i) The Company shall reimburse all sums paid and/or expenses incurred by ICICI under the Facility Agreement within 20 Business Days from the date of notice of demand from ICICI. All such sums shall be debited to the Company's loan account and shall carry interest from the date of payment till such reimbursement at the rate specified in Section 3.3
         (ii) hereof. Provided that in respect of amounts incurred or paid by ICICI in terms of Sections 6.4 (ii) hereof, interest at the rate specified in Section 3.3 (ii) hereof in respect of such amounts incurred or paid by ICICI shall be payable only from the day falling after 5 Business Days after the date of notice of demand from ICICI.

(ii) In case of default in making such reimbursement in accordance with Sub-clause (i) above within 20 Business Days from the date of notice of demand, the Company shall also pay on the defaulted amounts, liquidated damages at the rate of 2.1% per annum from the expiry of 20 Business Days from the date of notice of demand till reimbursement, in accordance with the provisions of Section 3.7 hereof.

SECTION 3.9 - APPROPRIATION OF PAYMENTS

The Company agrees and confirms that ICICI may at its absolute discretion, appropriate any payments made by the Company under the Facility Agreement, towards the dues payable by the Company to ICICI under the Facility Agreement and/or other financing agreements entered into between the Company and ICICI, and such appropriation by ICICI shall be final and binding on the Company in all respects.

SECTION 3.10 - PROVISIONS RELATING TO ALTERATION IN THE CURRENCY/
FACILITY/CURRENCY OR INTEREST SWAPS IF THE FACILTY IS DENOMINATED IN FOREIGN CURRENCIES

If the Facility is denominated in foreign currencies, ICICI may at any time, at its absolute discretion, substitute the original currency or its equivalent currency as the case may be of the Facility or any part thereof, with a new currency or its equivalent currency. In such an event, the liability of the Company in respect of the Facility or such part thereof, as regards rate of interest, repayment of principal, date and mode of such payment/repayment shall be as applicable to such new currency or its equivalent currency as intimated by ICICI to the Company, which shall be final and binding on the Company.

If the Facility is denominated in foreign currencies, ICICI may, at any time, at its absolute discretion, effect currency and/or interest rate swap for the Facility or any part thereof provided/agreed to be provided under the Facility Agreement. In such an event, the liability of the Company in respect of the Facility or such part thereof, as regards the currency or currencies of repayment, payment of principal, interest and all other monies payable under the Facility Agreement/rate of interest on principal of the Facility or such part thereof, shall be as intimated by ICICI to the Company, which shall be final and binding on the Company.

SECTION 3.11 - PLACE AND MODE OF PAYMENTS AND CREDIT THEREFOR IF THE FACILITY IS DENOMINATED IN RUPEES

If the Facility is denominated in Rupees, all monies payable by the Company to ICICI shall be paid to ICICI at its office in Mumbai or at such other place as may be specified by it by telegraphic, telex or mail transfer to the account of such office or by cheque/bank draft drawn in favour of ICICI on a Scheduled Bank at Mumbai or such other place or to such other account as ICICI may notify to the Company and shall be so paid as to enable IC1CI to realise, at par, the amount on or before the relative Due Date.

Credit for all payments by local cheque/bank draft will he given on the immediately next Business Day after the date of receipt of the instrument or the relative Due Date, whichever is later. Credit for all payments by outstation cheque/bank draft will be given only on realisation or on the relative Due Date, whichever is later.

SECTION 3.12 - PLACE AND MODE OF PAYMENTS AND CREDIT THEREFOR IF THE FACILITY IS DENOMINATED IN FOREIGN CURRENCIES

If the Facility is denominated in foreign currencies, notwithstanding anything contained in the Facility Agreement, but subject to Sub-clause (g) below, the Company shall make payments to ICICI, whether of principal amount of the Facility, interest, premium on prepayment, if any, in equivalent rupees in lieu of foreign currencies. For the purpose of this Section 3.12, the following conditions shall apply:

a) The Rupee sum shall be the Rupee equivalent of the foreign currencies to be remitted on the Due Dates inclusive of all commissions or other bank charges and out of pocket expenses as determined by ICICI.

b) The Rupee sum shall be paid by the Company to ICICI 10 Business Days in advance of the Due Dates to enable ICICI to remit the foreign currencies on the Due Dates.

c) The Rupee sum shall be paid by the Company to ICICI at their office in Mumbai or to such other places as may be specified by them by telegraphic, telex or mail transfer to the account of such offices or by cheque /bank draft drawn in favour of ICICI on a Scheduled Bank at Mumbai or such other places or to such other accounts as ICICI may notify to the Company and shall be so paid as to enable ICICI to realise the amounts at par.

d) Credit for all payments by local cheque /bank draft will be given on the immediately next Business Day after the date of receipt of the instrument or the relative Due Date, whichever is later. Credit for all payments by outstation cheque/bank draft will be given only on realisation or on the relative Due Date, whichever is later.

e) For the purpose of Sub-clause (a) above a statement signed by a designated officer of ICICI shall be sufficient evidence of the Rupee equivalent of the foreign currencies, costs, commission, charges and expenses.

f) Any difference on account of exchange fluctuations in the rates of foreign currencies involved between the payment made by the Company to ICICI and the actual amounts incurred by ICICI as referred to in Sub-clause (a) above shall be borne by or be given credit to the Company.

g) If ICICI decides not to call for payment in equivalent Rupees in the manner provided above, ICICI shall have the right to notify the Company the place or places where and the person or persons to whom the payments in foreign currencies falling due thereafter shall be made and all expenses involved in making payments in the manner so notified shall be borne by the Company.

SECTION 3.13 - RUPEE TYING OF DEFAULTED AMOUNTS IF THE FACILITY IS DENOMINATED IN FOREIGN CURRENCIES

If the Facility is denominated in foreign currencies, without prejudice to any of the obligations of the Company in terms of the Facility Agreement, in the event of default by the Company in making payment in discharge of any of its obligations under the Facility Agreement on the Due Dates, then, notwithstanding anything to the contrary contained in the Facility Agreement, the liability of the Company thereafter in respect of such amounts shall be in Rupees, which sums shall be determined and notified by ICICI to the Company in accordance with the provisions of Sub-clause 3.12 (a) hereof ("the Rupee tied defaulted amounts").

Notwithstanding anything to the contrary contained in the Facility Agreement, the Rupee tied defaulted amounts will, during the period of default, carry interest from the respective Due Dates at the Maximum Lending Rate or the applicable rate under the Facility Agreement, whichever is higher, and shall be payable on the Due Dates for payment of interest under the Facility Agreement.

SECTION 3.14 - INCREASED COSTS IF THE FACILITY IS DENOMINATED IN FOREIGN CURRENCIES

If the Facility is denominated in foreign currencies, in the event of ICICI being called upon to pay any additional amount by the Foreign Lending Agency in terms of their respective financing agreements or on account of factors beyond the control of ICICI, the Company shall forthwith on receipt of a notice of demand from ICICI, reimburse all such amounts to ICICI.

SECTION 3.15 - GENERAL

(i) The Company acknowledges that the rates of further interest and liquidated damages under Section 3.3 (iii) and Section 3.7 hereof are reasonable and that they represent genuine pre-estimates of the loss expected to be incurred by ICICI in the event of non payment of any monies by the Company.

(ii) The Company acknowledges that the Facility provided under the Facility Agreement is for a commercial transaction and waives any defence available under usury or other laws relating to the charging of interest.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4 - REPRESENTATIONS AND WARRANTIES

In order to induce ICICI to enter into the Facility Agreement and to provide the Facility in terms of the Facility Agreement, the Company makes the following representations, warranties and agreements and confirms that they are, true, correct, valid and subsisting in every respect as of the date of the Facility Agreement, as of the date of each disbursement by ICICI under the Facility Agreement (in each case, before and after giving effect to disbursements occurring on such date) and as on each Due Date, which representations, warranties and agreements shall survive the execution and delivery of the Facility Agreement and the provision of the Facility under the Facility Agreement and repayment/payment in full of the Facility and all monies in respect thereof:

(a)      CREDIT APPLICATION

The Credit Application is true and accurate in all material respects, is not misleading and does not omit any material fact, the omission of which would make any fact or statement therein misleading and the Credit Application shall be deemed to form part of the warranties herein contained.

(b)      STATUS AND AUTHORISATIONS

i) The Company is a body corporate duly incorporated and validly existing under the laws of India and has the power to enter into the Facility Agreement and the Transaction Documents and to own its assets and carry on its business and operations as it is being or is proposed to be conducted.

ii) All acts, conditions and things required to be done, fulfilled or performed, and all authorisations required or essential, for the entry and delivery of the Facility Agreement and the Transaction Documents or for the performance of the Company's obligations in terms of and under the Facility Agreement and the Transaction Documents have been done, fulfilled, obtained, effected and performed and are in full force and effect and no such authorisation has been, or is threatened to be, revoked or cancelled.

iii) The Company has not received any notice, nor is it aware that any authorisation necessary or required to be obtained in present or in future, will not be granted or obtained.

iv) The Company is in compliance in all respects with all laws and regulations affecting its assets and its business and operations.

(c)      LEGAL VALIDITY

The Facility Agreement has been duly and validly executed by its authorised Directors or executives and the Facility Agreement constitutes, and each Transaction Document constitutes or when executed in accordance with its terms will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has taken all steps and done all acts to ensure that the Facility Agreement and each Transaction Document is admissible in evidence in India.

(d)      NON-CONFLICT

The entry into, delivery and performance by the Company of, and the transactions contemplated by, the Facility Agreement and the Transaction Documents do not and will not conflict with:

i)       any law;

ii)      the constitutional documents of the Company; or

iii)     any document which is binding upon the Company or on any of its assets.

(e)      NO DEFAULT

i) No default is subsisting or might result from the execution of, or the availing of the Facility under, the Facility Agreement by the Company.

ii) No other event or circumstance is subsisting which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on the Company or any of its assets.

iii) The Company is not in breach of the terms of the Facility Agreement or any Transaction Document and no Event of Default is subsisting.

(f)      TAXES ON PAYMENTS

Save as otherwise specified in the Facility Agreement, all amounts payable by the Company under the Facility Agreement will be made free and clear of and without deduction for or on account of any tax or levy.

(g)      OWNERSHIP OF ASSETS

The Company has good title to, or valid leases or licences of, or is otherwise entitled to use its assets.

(h)      IMMUNITY

i) The execution or entering into by the Company of the Facility Agreement and the Transaction Documents constitute, and its exercise of its rights and performance of its obligations under the Facility Agreement and the Transaction Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

ii) The Company is not, will not be entitled to, and will not claim immunity far itself or any of its assets from suit, execution, attachment or other legal process in any proceedings in relation to the Facility Agreement or the Transaction Documents.

(i)      JURISDICTION/GOVERNING LAW

The Company's:

i)       irrevocable submission to the jurisdiction of courts as specified in
         Section 11.3 hereof, and

ii)      agreement that the Facility Agreement is governed by Indian law,

are legal, valid and binding on the Company under Indian law.

(j)      ACCOUNTS

The most recent audited accounts of the Company delivered to ICICI:

i) have been prepared in accordance with accounting principles and practices generally accepted in India, consistently applied;

ii)      have been duly audited by the statutory auditors of the Company; and

iii) represent a true and fair view of its financial condition as at the date to which they were drawn up,

and there has been no Material Adverse Effect since the date on which those accounts were drawn up.

(k)      LITIGATION

No litigation, arbitration, administrative or other proceedings are pending or threatened against the Company or its assets, which, if adversely determined, might have a Material Adverse Effect.

(l)      INFORMATION

i) All information communicated to or supplied by or on behalf of the Company to ICICI from time to time, whether in writing, electronic form or otherwise, is true, correct and complete in all respects as on the date on which it was communicated or supplied.

ii) Nothing has occurred since the date of communication or supply of any information to ICICI which renders such information untrue or misleading in any respect and which, if disclosed, might adversely affect the decision of ICICI to enter into, or to make disbursements under the Facility Agreement.

(m)      INTELLECTUAL PROPERTY

i) The Company owns, has licence to use or otherwise has the right to use, free of any pending or threatened liens, all Intellectual Property or Intellectual Property Rights, which are required or desirable for the conduct of the Company's business and operations and the Company does not, in carrying on its business and operations, infringe any Intellectual Property Rights of any person.

ii) None of the Intellectual Property or Intellectual Property Rights owned or enjoyed by the Company, or which the Company is licensed to use, which are material in the context of the Company's business and operations are being infringed nor, so far as the Company is aware, is there any infringement or threatened infringement of those Intellectual Property or Intellectual Property Rights licensed or provided to the Company by any person.

iii) All Intellectual Property or Intellectual Property Rights owned by the Company or which the Company is licensed to use are valid and subsisting. All actions (including registration, payment of all registration and renewal fees) required to maintain the same in full force and effect have been taken.

(n)      INSURANCES

i) All insurances which are required to be maintained or effected by the Company or any other person pursuant hereto or any of the Transaction Documents are in full force and effect and no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would in either case entitle any insurer to avoid or otherwise reduce its liability under any policy relating to the insurances.

ii) The Company has complied with its obligations with respect to insurances under the Facility Agreement and each Transaction Document.

(o)      NO OTHER BUSINESS

The Company has not engaged in any business or activities, either alone or in partnership or joint venture other than those disclosed to, or permitted by, ICICI.

(p)      TAXES

i) Save for stamp duty and relevant registration and filing charges and duties, no tax or levy is or will be imposed on, or by virtue of, the execution, entering into or delivery of the Facility Agreement or any Transaction Document.

ii) The Company has complied in all material respects with all taxation laws in all jurisdictions in which it is subject to taxation and has filed all tax returns and paid all taxes and statutory dues due and payable by it and, to the extent any taxes are not due, has established reserves that are adequate for the payment of those taxes and statutory dues.

(q)      BANKRUPTCY

The Company has not taken any action and no other steps have been taken or legal proceedings started by or against it in any court of law for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Company or of any or all of its assets.

(r)      ENVIRONMENT

i) The Company has obtained all authorisations under applicable environmental laws and is and has been in compliance with all such authorisations and laws and there are no circumstances that may at any time prevent or interfere with such compliance.

ii) As at the date of the Facility Agreement, no further environmental authorisations other than those already obtained are required for the carrying on of the business and operations of the Company as currently conducted.

iii) There is no claim pending or threatened, against the Company for any breach of environmental law which, if adversely determined, might have a Material Adverse Effect.

(s)      YEAR 2000 COMPLIANCE

i) Any programming or reprogramming required to permit and ensure the efficient and proper functioning, in and following the year, 2000, of:

         (a)      the Company's computer systems; and

         (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface),

         and the successful testing of all such systems and equipment, as so programmed or reprogrammed, has been completed.

ii) The computer and management information systems of the Company are and, with ordinary course of upgrading and maintenance, will continue for the tenure of the Facility to be, sufficient to permit the Company to conduct its business and operations without any Material Adverse Effect.

(t)      AFFILIATES

Except to the extent disclosed to ICICI, the Company is not a party to any contract or agreement with, or any commitments to, whether or not in the ordinary course of business, any affiliates or group companies other than on a commercial basis and on terms no less favourable to the Company than those that the Company would have obtained had the Company entered into any contracts or agreements with any party other than such affiliates or group companies.

(u)      ENCUMBRANCES

Except as otherwise disclosed to ICICI in writing or unless otherwise permitted by ICICI, there are no encumbrances subsisting or in existence on any of the Company's assets.

                                    ARTICLE V

                           PRE-DISBURSEMENT CONDITIONS

SECTION 5 - CONDITIONS PRECEDENT

The obligation of ICICI to make disbursements under the Facility Agreement shall be subject to the Company performing all its obligations and undertakings under the Facility Agreement besides compliance by the Company with the disbursement procedure stipulated by ICICI, and compliance with the conditions, set out below to the satisfaction of ICICI:

SECTION 5.1 - CONDITIONS PRECEDENT TO FIRST DISBURSEMENT

(a)      CORPORATE DOCUMENTS

The Company shall submit the following information and documents:

i) An up-to-date certified true copy of the Memorandum and Articles of Association, and certificate of incorporation and commencement of business, of the Company.

ii)      A certified true copy of a resolution of the board of directors of the
         Company:

         (a) approving the terms and execution of, and the transactions contemplated by, the Facility Agreement and the Transaction Documents;

         (b) authorising, the affixation of the common seal on the Facility Agreement and the Transaction Documents, and/or a director or directors or other authorised executives to execute the Facility Agreement and the Transaction Documents; and

         (c) authorising a person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Facility Agreement and the Transaction Documents.

iii) A specimen signature of each such person authorised by the resolutions referred to in Sub-clauses (a)(ii)(b) and (a)(ii)(c) above.

iv) A certified true copy of a resolution of the shareholders of the Company if required under the Companies Act, 1956, authorising, inter alia, the borrowing contemplated under, and the execution of, the Facility Agreement and the Transaction Documents.

v)       A certificate of the statutory auditors of the Company confirming that:
         (a) the borrowing or the availing of Facility under the Facility Agreement would not cause any borrowing limit binding on the Company to be exceeded, and (b) the assets to be mortgaged/charged/pledged as security for the Facility, are the absolute property of the Company and are free from any encumbrance.

vi) A certificate of the legal advisers of the Company certifying that the Company and its Directors have the necessary powers under the constitutional documents of the Company to borrow or avail the Facility and enter into the Facility Agreement and that the borrowing or availing of the Facility under the Facility Agreement would not cause any borrowing limit binding on the Company to be exceeded.

vii) Documentary evidence that the Company has complied with all of its obligations to file all of its corporate and other documents with the relevant Registrar of Companies.

viii) A copy of the Company's most recent audited accounts and auditors report and un-audited accounts.

(b)      AUTHORISATIONS

The Company shall submit the following:

i) Certified copies of each authorisation necessary or desirable in connection with the entry into, performance, validity, enforceability and admissibility of the Facility Agreement and the Transaction Documents (and the transactions contemplated thereby), including authorisations from its secured creditors stating that they have no objection to the Company creating the security interests on its assets in accordance with the Facility Agreement.

ii) Documentary evidence that each of the Transaction Documents has been duly executed by the parties to it and that each of the Transaction Documents is in full force and effect.

iii) Documentary evidence that all registration, notices and filings which are necessary or desirable in relation to the Transaction Documents have been completed.

(c)      SECURITY

Unless otherwise permitted by ICICI, the Company shall create the security as stipulated in the Facility Agreement to secure the Facility.

(d)      TRANSACTION DOCUMENTS

Unless otherwise permitted by ICICI, the Company shall execute or enter into all Transaction Documents as may be required by ICICI.

SECTION 5.2 - CONDITION PRECEDENT TO ALL DISBURSEMENTS

(a)      SUBMISSION OF INFORMATION AND DOCUMENTS

The Company shall furnish to ICICI, such information and documents, financial or otherwise, as may be required by ICICI from time to time in relation to the Facility and its business and operations.

                                   ARTICLE VI

              CONDITIONS APPLICABLE DURING CURRENCY OF THE FACILITY
                                    AGREEMENT

SECTION 6.1 - INFORMATION COVENANTS

The Company shall promptly:

(a)      REPRESENTATIONS AND WARRANTIES

notify ICICI upon becoming aware, having used best endeavours of the occurrence of any event or the existence of any circumstances which constitutes or results in any representation, warranty, covenant or condition under the Facility Agreement being or becoming untrue or incorrect in any respect.

(b)      ACCOUNTS

deliver to ICICI, its duly audited annual accounts, in any event, within four months from the close of its accounting year. The Company shall also deliver to ICICI, as soon as the same are available and in any event within 45 days of the end of each quarter its audited, or as the case may be, unaudited accounts for that quarter.

(c)      ADVERSE CHANGES IN IMPLEMENTATION, PROFITS AND PRODUCTION

notify ICICI of the circumstances and conditions which are likely to disable or disables the Company from implementing any of its projects, or which are likely to delay completion of such projects, or which may compel or compels the Company to abandon any of its projects, or which may result in substantial overrun in the original estimate of costs, or the happening of any labour strikes, lockouts, shut-downs, fires or other similar happenings likely to have a Material Adverse Effect, with an explanation of the reasons therefor.

(d)      LOSS OR DAMAGE

notify ICICI of any material loss or damage which the Company may suffer due to any event, circumstances or act of God.

(e)      WINDING-UP AND LEGAL PROCESS

i) notify ICICI of any action or steps taken or legal proceedings started by or against it in any court of law for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Company or of any or all of its assets.

ii) notify ICICI of any litigation, arbitration, administrative or other proceedings initiated or threatened against the Company or any of its assets.

(f)      NEW PROJECTS

notify ICICI of any new project, or diversification, modernisation or substantial expansion of any of its existing projects or of any project that it may undertake during the currency of the Facility.

(g)      CHANGES IN BOARD AND MANAGEMENT SET-UP

notify ICICI of any change that may occur or is likely to occur in the composition of its Board of Directors or in its management set-up.

(h)      OTHER INFORMATION

deliver to ICICI, copies of all documents despatched by the Company to all its creditors (or any general class of them) at the same time as they are despatched.

SECTION 6.2 - AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees that until all the monies due and payable by the Company under the Facility Agreement are fully paid off to the satisfaction of ICICI, the Company shall comply with the following:

(a)      CARRYING ON BUSINESS AND OPERATIONS

The Company shall:

i) maintain its corporate existence and right to carry on its business and operations and ensure that it has the right and is duly qualified to conduct its business and operations as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business and operations in such jurisdictions.

ii) develop, maintain and implement its projects in accordance with prudent industry standards and accepted industry practices and conduct its business and operations with due diligence and efficiency and in accordance with sound technical, financial and managerial standards and business practices.

(b)      AUTHORISATIONS

The Company shall promptly obtain, maintain and comply with the terms of all authorisations necessary for entering into or performing its obligations under the Facility Agreement or for conducting its business and operations.

(c)      UT1LISATION OF THE FACILITY

The Company shall use the proceeds of the Facility for the Purpose. If, for any reason the Company finds itself unable to comply with this condition, it shall immediately inform ICICI in writing of the same and the reasons therefor and shall, unless otherwise agreed to by ICICI, repay forthwith the outstanding balance of the Facility together with interest and all other monies payable in respect thereof.

(d)      RANKING OF CLAIMS

The Company shall ensure that, save as otherwise provided in the Facility Agreement and the Transaction Documents, its obligations under the Facility Agreement and the Transaction Documents do and will rank above and prior to all its other present and future obligations.

(e)      COMPLIANCE WITH LAWS AND PAYMENT OF TAXES

The Company shall comply with all laws applicable to or binding on it or its business and operations. The Company shall file all relevant tax returns and pay all its taxes promptly when due.

(f)      INSURANCE

i) The Company shall keep insured upto the reinstatement value thereof as approved by ICICI (including surveyors and architects fees) the assets charged/to be charged to ICICI and such of its other assets as are of an insurable nature against fire, theft, lightning, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks and such other risks as may be specified by ICICI.

ii) The Company shall duly pay all premia and other sums payable for the aforesaid purpose. The insurance in respect of the assets charged/to be charged to ICICI shall be taken in the joint names of the Company and ICICI and any other person or institution having an insurable interest in the assets of the Company (pursuant to the approval of ICICI) and acceptable to ICICI.

iii) The Company agrees that, in the event of failure on the part of the Company to insure the assets or to pay the insurance premia or other sums referred to above, ICICI may at its sole discretion get the assets insured or pay the insurance premia and other sums referred to above, as the case may be.

iv) The Company shall deliver to ICICI promptly and in no event, later than 10 days after the same are issued, originals of all policies of insurance and renewals thereof and endorsements thereto.

SECTION 6.3 - NEGATIVE COVENANTS

The Company hereby covenants and agrees that until all the monies due and payable by the Company under the Facility Agreement are fully paid off to the satisfaction of ICICI, without the approval of ICICI the Company shall not:

(a)      INDEBTEDNESS

contract, create, incur, assume or suffer to exist any Indebtedness in any manner whatsoever except as otherwise permitted under the Facility Agreement. This provision shall not apply to normal trade guarantees.

(b)      MERGER, CONSOLIDATION ETC.

undertake or permit any merger, de-merger, consolidation, reorganisation, scheme or arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction.

(c)      NEGATIVE PLEDGE

(a) create or permit to subsist any encumbrance (save and except for securing borrowings for working capital requirements in the ordinary course of business, upto the limit approved by ICICI) or any type of preferential arrangement (including retention arrangements or escrow arrangements having the effect of granting security), in any form whatsoever on any of its assets, or (b) (whether voluntarily or involuntarily) sell, transfer, grant lease or otherwise dispose of or deal with (or agree to do any of the foregoing at any future time), all or any of its assets.

(d)      DIVIDEND

declare or pay any dividend or authorise or make any distribution to its shareholders: (a) unless it has paid all the dues in respect of the Facility upto the date on which the dividend is proposed to be declared or paid, or has made satisfactory provisions therefor, or (b) if an Event of Default has occurred and is subsisting or would occur as a result of such declaration or payment of dividend or authorisation or making of distribution.

SECTION 6.4 - APPOINTMENT OF NOMINEE DIRECTOR

ICICI shall have the right to appoint and remove from time to time, Director(s) on the Board of Directors of the Company (such directors are hereinafter referred to as "the Nominee Director(s)").

(i)      The Nominee Director(s) shall:

         a) not be required to hold qualification shares nor be liable to retire by rotation.

         b) be entitled to all the rights and privileges of other Directors including the sitting fees and expenses as payable to other Directors but if any other fees, commission, monies or remuneration in any form is payable to the Directors, the fees, commission, monies and remuneration in relation to such Nominee Director(s) shall be paid by the Company directly to ICICI.

                  Provided that if any such Nominee Director(s) is an employee of ICICI, the sitting fees and expenses in relation to such Nominee Director(s) shall be paid by the Company directly to ICICI.

                  Any expenditure incurred by ICICI or the Nominee Director(s) in connection with his appointment of directorship shall be borne and payable by the Company.

         c) be appointed a member of committees of the Board, if so desired by ICICI.

         d) be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any committees of the Board of which he is a member.

(ii) If, at any time, the Nominee Director(s) is not able to attend a meeting of the Board of Directors or any of its committees of which he is a member, ICICI may depute an observer to attend the meeting. The expenses incurred by ICICI in this connection shall be borne and payable by the Company.

(iii) The Nominee Director(s)/the observer shall furnish to ICICI a report of the proceedings of all such meetings.

(iv) The appointment/removal of the Nominee Director(s) shall be by a notice in writing by ICICI addressed to the Company and shall (unless otherwise indicated by ICICI) take effect forthwith upon such a notice being delivered to the Company.

[PAGE INTENTIONALLY LEFT BLANK]

                                   ARTICLE VII

                                     RECORDS

SECTION 7 - RECORDS

The Company shall keep and maintain in accordance with good business practice and applicable laws, all statutory books, books of accounts, bank statements and other records of the Company and in particular, maintain records showing utilisation of the disbursements under the Facility Agreement, and such records shall be open to examination by ICICI and their authorised representatives.

[PAGE INTENTIONALLY LEFT BLANK]

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1 - EVENTS OF DEFAULT

a)       DEFAULT IN PAYMENT OF PRINCIPAL SUMS OF THE FACILITY

Default has occurred in the payment of principal sums of the Facility on the Due Dates (whether at stated maturity, by acceleration or otherwise) for payment thereof.

b)       DEFAULT IN PAYMENT OF INTEREST AND OTHER MONIES

Default has occurred in payment of interest on the Facility or any other monies payable under the Facility Agreement.

c)       DEFAULT IN PERFORMANCE QF COVENANTS AND CONDITIONS

Default (other than a payment default) has occurred in the performance of any covenant, condition or agreement on the part of the Company under the Facility Agreement or by the Company or any other person under the Transaction Documents and such default has continued for a period of 30 days after notice in writing thereof has been given to the Company or as the case may be, to such other person, by ICICI (except where ICICI is of the opinion that such default is incapable of remedy, in which event, no notice shall be required).

d)       MISLEADING INFORMATION AND REPRESENTATIONS

Any information given by the Company in its Credit Application, in the reports and other information furnished by or on behalf of the Company in accordance with the reporting system is incorrect or misleading, or a representation; warranty or statement made or repeated or deemed to be made or repeated in or in connection with the Facility Agreement or any Transaction Document by the Company or any other person, is incorrect or misleading in any respect.

e)       INADEQUATE SECURITY AND INSURANCE

(i) If the Company's assets have not been kept insured by the Company or depreciate in value to such an extent that such depreciation in value could in the opinion of ICICI, have a Material Adverse Effect.

(ii) Any insurance contracted or taken by the Company is not, or ceases to be, in full force and effect at any time when it is required to be in effect or any insurance is avoided, or any insurer or re-insurer avoids or suspends or becomes entitled to avoid or suspend, any insurance or any claim under it or otherwise reduce its liability under any insurance or any insurer of any insurance is not bound, or ceases to be bound, to meet its obligations in full or in part under any insurance.

f)       PROCEEDINGS AGAINST OR DISSOLUTION OF COMPANY

The Company, has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law, or is voluntarily or involuntarily dissolved, or if the

Company has taken or suffered to be taken any action for its reorganisation, liquidation or dissolution or if a receiver or liquidator has been appointed or allowed to be appointed of all or any part of the assets of the Company or if an attachment or distraint has been levied on the Company's assets or any part thereof or certificate proceedings have been taken or commenced for recovery of any dues from the Company or if one or more judgements or decrees have been rendered or entered against the Company and such judgements or decrees are not vacated, discharged or stayed for a period of 30 days, and such judgements or decrees involve in the aggregate, a liability which in the opinion of ICICI, could have a Material Adverse Effect.

g)       CESSATION OR CHANGE IN BUSINESS

If the Company ceases or threatens to cease to carry on any of its businesses or gives notice of its intention to do so or if all or any part of the assets of the Company required or essential for its business or operations are damaged or destroyed or in the opinion of ICICI, there occurs any change from the date of the Facility Agreement in the general nature or scope of the business, operations, management or ownership of the Company, which, in the opinion of ICICI, could have a Material Adverse Effect.

h)       SECURITY IN JEOPARDY

If, in the opinion of ICICI, the security for the Facility is in jeopardy or ceases to have effect or if any Transaction Document including any security document executed or furnished by or on behalf of the Company becomes illegal, invalid, unenforceable or otherwise fails or ceases to be in effect or fails or ceases to provide the benefit of the liens, rights, powers, privileges or security interests purported or sought to be created thereby or if any such Transaction Document shall be assigned or otherwise transferred, amended or terminated, repudiated or revoked without the approval of ICICI.

i)       EXPROPRIATION EVENTS

Any government (including any political or administrative sub-division thereof), governmental authority, agency, official or entity takes or threatens any action:

(i) for the dissolution of the Company, or any action which deprives or threatens to deprive the Company: (a) from conducting any of its businesses or carrying out its operations in the manner it is being conducted or carried out, or (b) of the use of any of its assets;

(ii) to revoke or terminate or to refuse to provide or renew any authorisation or to impose onerous conditions on or on the grant or renewal of any authorisation; or

(iii) with a view to regulate, administer, or limit, or assert any form of administrative control over the rates applied, prices charged or rates of return achievable, by the Company in connection with its business;

which, in each case, in the opinion of ICICI, could have a Material Adverse Effect.

j)       CHANGE IN CONTROL

Any person acting singularly or with any other person (either directly or indirectly) acquires control of the Company or of any other person who controls the Company, without the approval of ICICI.

k)       ILLEGALITY

(i) It is or becomes unlawful for the Company or any person (including ICICI) to perform any of their respective obligations under the Facility Agreement or any Transaction Document;

(ii) The Facility Agreement or any Transaction Document or any provision thereof are required by any law to be amended, waived or repudiated; or

(iii) Any obligation under the Facility Agreement or any Transaction Document is not or ceases to be a valid and binding obligation of any person party to it or becomes void, illegal, unenforceable or is repudiated by such person (other than ICICI).

l)       CROSS DEFAULT

(i) The Company is unable or has admitted in writing its inability to pay any of its Indebtedness as they mature or when due.

(ii) An event of default howsoever described (or any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition or any combination of the foregoing would constitute an event of default) occurs under any agreement or document relating to any Indebtedness of the Company or if any other lenders of the Company including financial institutions or banks with whom the Company has entered into agreements for financial assistance have recalled its/their assistance or any part thereof.

(iii) Any person is in breach of, or does not comply with, any term or condition (whether, financial, performance or otherwise) of any Transaction Document including any security document or undertaking.

m)       MATERIAL ADVERSE EFFECT

One or more events, conditions or circumstances (including any change in law) shall occur or exist which in the opinion of ICICI, could have a Material Adverse Effect.

SECTION 8.2 NOTIFICATION OF DEFAULT

The Company shall promptly notify ICICI in writing upon becoming aware of any default and any event which constitutes (or, with the giving of notice, lapse of time, determination of materiality or satisfaction of other conditions, would be likely to constitute) an Event of Default and the steps, if any, being taken to remedy it.

SECTION 8.3 - CONSEQUENCES OF DEFAULT AND REMEDIES

A. On the happening of any of the Events of Default, ICICI may, by a notice in writing to the Company, declare: (a) the principal of and all accrued interest on and all other monies in respect of the Facility to be due and payable forthwith, and/or (b) the security created in terms of the Facility Agreement and the Transaction Documents to be enforceable, and ICICI or such other person in favour of whom such security or any part thereof is created shall have inter alia, the following rights (anything in the Facility Agreement or the Transaction Documents to the contrary notwithstanding) namely:

(i)      to enter upon and take possession of the assets of the Company; and/or

(ii) to transfer the assets of the Company comprised within the security created in favour of ICICI or such other person by way of lease, leave and licence, sale or otherwise.

B. In addition to the rights specified in Sub-clause (A) above, ICICI shall also have the following rights:

(i)      APPOINTMENT OF WHOLE-TIME DIRECTOR(S)

         ICICI shall have the right to appoint and remove from time to time, whole time Director(s) on the Board of Directors of the Company (such directors are hereinafter referred to as the "Whole time Nominee Director(s)").

         (A)      The Whole time Nominee Director(s) shall:

              a) not be required to hold qualification shares nor be liable to retire by rotation.

              b) exercise such powers and duties as may be approved by ICICI and have such rights as are usually exercised by or are available to a whole time director, in the management of the affairs of the Company.

              c) be entitled to receive such remuneration, fees, commission and monies as may be approved by ICICI.

                  Any expenditure incurred by ICICI or the Whole time Nominee Director(s) in connection with his appointment of directorship shall be borne and payable by the Company.

              d) be appointed a member of committees of the Board, if so desired by ICICI.

              e) be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any committees of the Board of which he is a member.

         (B) If, at any time, the Whole time Nominee Director(s) is not able to attend a meeting of the Board of Directors or any of its committees of which he is a member, ICICI may depute an observer to attend the meeting. The expenses incurred by ICICI in this connection shall be borne and payable by the Company.

         (C) The Whole time Nominee Director(s)/the observer shall furnish to ICICI a report of the proceedings of all such meetings.

         (D) The appointment/removal of the Whole time Nominee Director(s) shall be by a notice in writing by ICICI addressed to the Company and shall (unless otherwise indicated by ICICI) take effect forthwith upon such a notice being delivered to the Company.

(ii)     REVIEW OF MANAGEMENT

         ICICI shall have a right to review the management set up or organisation of the Company and to require the Company to restructure it as may be considered necessary by ICICI, including the formation of management committees with such powers and functions as may be considered suitable by ICICI. The Company shall comply with all such requirements of ICICI.

(iii)    CONVERSION RIGHT IN CASE OF DEFAULT

(a)(1) If the Facility is denominated in Rupees, in the event the Company commits a default in payment or repayment of two consecutive instalments of principal amounts of the Facility or interest thereon or any combination thereof, then ICICI shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option the whole or part of the outstanding amount of the Facility (whether then due and payable or not), into fully paid up equity shares of the Company, at par from the date (which date is hereinafter referred to as the "date of conversion") and in the manner specified in a notice in writing to be given by ICICI to the Company (which notice is hereinafter referred to as "the notice of conversion").

(a)(2) If the Facility is denominated in foreign currencies, in the event the Company commits a default in payment or repayment of any instalment of principal amounts of the Facility or interest thereon, then ICICI shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option the Rupee equivalent of the whole or part of the outstanding amount of the Facility (whether then due and payable or not), into fully paid-up equity shares of the Company, at par from the date (which date is hereinafter referred to as the "date of conversion") and in the manner specified in a notice in writing to be given by ICICI to the Company (which notice is hereinafter referred to as "the notice of conversion").

         Provided however, and notwithstanding anything to the contrary contained in Sub-clauses (a)(l) and (a)(2) above, in the event the principal amount of the Facility is repayable in one instalment, ICICI shall be entitled to exercise the conversion right if the Company defaults in repayment of such instalment of principal amounts of the Facility or in payment of any interest thereon.

(b) The conversion right reserved as aforesaid may be exercised by ICICI on one or more occasions during the currency of the Facility on the happening of the event specified above.

(c) On receipt of notice of conversion, the Company shall allot and issue the requisite number of fully paid-up equity shares to ICICI as from the date of conversion and

         ICICI shall accept the same in satisfaction of the part of the Facility so converted. The part of the Facility so converted shall cease to carry interest as from the date of conversion and the Facility shall stand correspondingly reduced. Upon such conversion, the instalments of the Facility payable after the date of conversion as per the Facility Agreement shall stand reduced proportionately by the amounts of the Facility so converted. The equity shares so allotted and issued to ICICI shall carry, from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Company. Save as aforesaid, the said shares shall rank pari passu with the existing equity shares of the Company in all respects. The Company shall, at all times, maintain sufficient un-issued equity shares for the above purpose.

(d) In the event of ICICI exercising the conversion right as aforesaid, the Company shall at its cost get the equity shares, issued to ICICI as a result of the conversion, listed with such Stock Exchanges as may be prescribed by ICICI.

(iv)     APPOINTMENT OF TECHNICAL/MANAGEMENT CONSULTANT

         ICICI shall have the right to appoint, whenever it considers necessary, any person engaged in technical, management or any other consultancy business to inspect and examine the working of the Company and its assets including its premises, factories and facilities and to report to ICICI. ICICI shall also have the right to appoint, whenever it considers necessary, any Chartered Accountants/Cost Accountants as auditors for carrying out any specific assignments or to examine the financial or cost accounting system and procedures adopted by the Company for its working or as concurrent or internal auditors, or for conducting a special audit of the Company. The costs, charges and expenses including professional fees and travelling and other expenses of such consultants or auditors shall be borne and payable by the Company.

C.       OTHER CONSEQUENCES OF DEFAULT

         On the happening of any of the Events of Default and so long as such Event of Default is subsisting, the Company shall not, without the approval of ICICI:

(i) undertake any new project, modernisation, diversification or substantial expansion of any project.

(ii) change the composition of its Board of Directors and/or its management set-up or appoint/re-appoint/remove the managing director or any other person holding substantial powers of management by whatever name called.

(iii)    amend or modify its Memorandum and Articles of Association.

(iv) make any investments whether by way of deposits, loans, or investments in share capital or otherwise, in any concern or provide any credit or give any guarantee, indemnity or similar assurance.

(v) (a) buy back, cancel, retire, reduce, redeem, re-purchase, purchase or otherwise acquire any of its share capital now or hereafter outstanding, or set aside any funds for the foregoing purposes, or (b) issue any further share capital whether on a preferential basis or otherwise or change its capital structure in any manner whatsoever.

(vi) change its financial year-end from 31st March (or such other date as may be approved by ICICI).

(vii) change the accounting method or policies currently followed by the Company.

SECTION 8.4 - EXPENSES OF PRESERVATION OF ASSETS OF COMPANY AND OF COLLECTION

All expenses incurred by ICICI after an Event of Default has occurred including in connection with:

i) preservation of, or enforcement action against the Company's assets or the assets comprised within the security for the Facility (whether then or thereafter existing); and

ii) collection of amounts due under the Facility Agreement and the Transaction Documents,

shall be payable by the Company.

SECTION 8.5 - SUSPENSION AND TERMINATION

A. If any Event of Default has occurred or is continuing or if the Company has not availed of or drawn from the Facility by the date referred to in the Facility Agreement or such later date as may be permitted by ICICI, then, in such event, ICICI may, by notice in writing to the
         Company:

         i) suspend further access by the Company to the use of the Facility under the Facility Agreement. The right of the Company to avail of or make drawals from the Facility shall continue to be suspended until ICICI has notified the Company that the right to avail of or make drawals from the Facility has been restored; or

         ii) terminate the right of the Company to avail of or make drawals from the Facility. Upon such notice, the unutilised amount of the Facility shall stand cancelled.

B. If the Facility is denominated in foreign currencies, in the event ICICI is, for any reason, denied further access to their loan facility from the Foreign Lending Agency, ICICI may by notice in writing to the Company, terminate the right of the Company to make withdrawals. Upon such notice, the undrawn amount of the Facility shall stand cancelled.

C.       Notwithstanding any suspension or termination pursuant to Sub-clauses
         (A) or (B) above, all the provisions of the Facility Agreement for the benefit or protection of ICICI and its interests shall continue to be in full force and effect as specifically provided in the Facility Agreement.

                                   ARTICLE IX

                                  CANCELLATION

SECTION 9.1 - CANCELLATION

The Company shall not cancel the Facility or any part thereof without the approval of ICICI.

SECTION 9.2 - BENEFIT OR PROTECTION

Notwithstanding any cancellation, all the provisions of the Facility Agreement for the benefit or protection of ICICI and its interests shall continue to be in full force and effect as specifically provided in the Facility Agreement.

                                    ARTICLE X

                                     WAIVER

SECTION 10 - WAIVER NOT TO IMPAIR THE RIGHTS OF ICICI

No delay in exercising or omission to exercise any right, power or remedy accruing to ICICI upon any default or otherwise under the Facility Agreement or the Transaction Documents shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of ICICI in respect of any default or any acquiescence by it in any default, affect or impair any right, power or remedy of ICICI in respect of any other default. The rights of ICICI under the Facility Agreement and the Transaction Documents may be exercised as often as necessary, are cumulative and not exclusive of their rights under the general law and may be waived only in writing and specifically and at ICICI's sole discretion.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 - SERVICE OF NOTICE

a) All notices or other communications under or in connection with the Facility Agreement shall be given in writing and, unless otherwise stated may be made by letter, telex or facsimile. Any such notice or other communication will be deemed to be effective:

         (i) if sent by letter, when delivered personally or if despatched by post, when recall of the letter is outside the control of the sender;

         (ii) if sent by telex, when sent (if, at the time of transmission, the correct answer-back appears at the start and at the end of the sender's copy of the notice); and

         (iii) if sent by facsimile, when sent (on receipt of a confirmation to the correct facsimile number).

         Provided, however, that no notice or communication to ICICI shall be effective unless actually received by ICICI.

b) Notices or communication may be made to: (i) the Company's recognised address, telex or facsimile number, and (ii) ICICI's address, telex or facsimile number of its Registered Office and Zonal/Regional Office specified in the Facility Agreement, or to such other address, telex or facsimile number as may be designated by the Company and ICICI in writing to each other.

SECTION 11.2 - EVIDENCE OF DEBT

a) ICICI shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and/or owing to it under the Facility Agreement and the Transaction Documents.

b) In any legal action or proceedings arising out of or in connection with the Facility Agreement, the entries made in the accounts maintained pursuant to Sub-clause (a) above shall be prima-facie and conclusive evidence of .the existence and amount of obligations of the Company as therein recorded.

SECTION 11.3 - JURISDICTION

ICICI and the Company agree that any legal action or proceedings arising out of the Facility Agreement shall be brought in the High Court of Judicature at Mumbai in India and irrevocably submit themselves to the jurisdiction of that Court. ICICI may, however, in its absolute discretion commence any legal action or proceedings arising out of the Facility Agreement in any other court, tribunal or other appropriate forum, and the Company hereby consents to that jurisdiction.

SECTION 11.4 - GOVERNING LAW

The Facility Agreement and the Transaction Documents (unless otherwise specified in any Transaction Document) shall be governed by and construed in accordance with the laws of India.

SECTION 11.5 - ASSIGNMENT

The Company shall not assign or transfer all or any of its rights, benefits or obligations under the Facility Agreement and the Transaction Documents without the approval of ICICI. ICICI may, at any time, assign or transfer all or any of its rights, benefits and obligations under the Facility Agreement and the Transaction Documents.

SECTION 11.6 - BENEFIT OF THE FACILITY AGREEMENT

Subject to Section 11.5 hereof, the Facility Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns.

SECTION 11.7 - SEVERABILITY

Any provision of the Facility Agreement or any Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of prohibition or un-enforceability but that shall not invalidate the remaining provisions of the Facility Agreement or such Transaction Document or affect such provision in any other jurisdiction.

                      ************************************